                                                                   Exhibit 23.1

          CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2001, except for note 14 as to which the date is April 2, 2001, relating to PeoplePC Inc.'s financial statements, which appears in PeoplePC Inc.'s Annual Report on Form 10-K405 for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          /s/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California
January 16, 2002